UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2016

NORTHERN TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-36609	36-2723087
(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

The 2016 annual meeting of stockholders of Northern Trust Corporation (the “Corporation”) was held on April 19, 2016 in Chicago, Illinois for the purposes of: (i) electing 12 directors to serve on the Board of Directors until the 2017 annual meeting or their successors are elected and qualified; (ii) approving, by an advisory vote, 2015 named executive officer compensation; and (iii) ratifying the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the 2016 fiscal year. Stockholders representing 209,966,204 shares, or 91.79% of the Corporation’s common stock as of the February 22, 2016 record date, voted in person or by proxy. Final voting results are as follows.
Election of Directors
All 12 nominees for director named in the proxy statement for the annual meeting were elected by the votes set forth in the table below.

Nominee	For	Against	Abstentions	Broker Non-Votes
Linda Walker Bynoe	189,415,005	5,892,187	488,797	14,170,215
Susan Crown	193,184,323	2,069,167	542,499	14,170,215
Dean M. Harrison	194,991,176	641,315	163,498	14,170,215
Dipak C. Jain	192,502,524	3,135,293	158,172	14,170,215
Jose Luis Prado	194,830,508	803,276	162,205	14,170,215
Thomas E. Richards	191,711,672	3,911,810	172,507	14,170,215
John W. Rowe	187,765,898	7,541,673	488,418	14,170,215
Martin P. Slark	190,618,417	4,988,174	189,398	14,170,215
David H. B. Smith, Jr.	194,938,758	723,812	133,419	14,170,215
Donald Thompson	194,855,156	790,403	150,430	14,170,215
Charles A. Tribbett III	189,200,643	6,102,389	492,957	14,170,215
Frederick H. Waddell	191,100,180	3,807,712	888,097	14,170,215

Approval of 2015 Named Executive Officer Compensation
The 2015 named executive officer compensation was approved, on an advisory basis, by the votes set forth in the table below.

For	Against	Abstentions	Broker Non-Votes
175,815,273	18,938,614	1,042,102	14,170,215

Ratification of the Appointment of KPMG LLP
The appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the 2016 fiscal year was ratified by the votes set forth in the table below.

For	Against	Abstentions	Broker Non-Votes
208,352,820	1,433,668	179,716	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

Dated:	April 20, 2016	By:	/s/ Stephanie S. Greisch
Stephanie S. Greisch
Corporate Secretary